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                                                              Exhibit 23.1

The Board of Directors
Dove Audio, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

Los Angeles, California
June 13, 1996